Exhibit 32(a)
Certification by the Chief Executive Officer Relating to
the Annual Report Containing Financial Statements
I, Bernardo Hees, Chairman, President and Chief Executive Officer, of H. J. Heinz Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

1.
The Company’s annual report on Form 10-K for the fiscal year ended April 28, 2013 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 7, 2014

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer